UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 12, 2013

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25386	87-0504461
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah		84106
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 486-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 12, 2013, FX Energy, Inc. (the “Company”), finalized a five-year, Up to USD 100,000,000 Senior Reserve Base Lending Facility Agreement with BNP Paribas (Suisse) SA and ING Bank N.V. (the “Facility”).  The Facility provides up to $100 million in lending to the Company’s Polish subsidiary, as borrower, to repay the previously outstanding $55 million credit facility with The Royal Bank of Scotland Plc and to pay for production facilities for the Company’s oil and gas wells in Poland and other permitted expenditures.

Repayment of the Facility is secured by an encumbrance on the Company’s oil- and gas-producing properties in Poland and all intercompany advances from the Company to its Polish subsidiary and is guaranteed by the Company.  All outstanding balances under the Facility bear interest at LIBOR plus 3.75% before June 30, 2016, and LIBOR plus 4% thereafter.  Based upon the Company’s oil and gas reserves in Poland and related production forecasts, the initial borrowing base is $65 million under the Facility.  Interest is payable currently, with principal reductions commencing in June 2016.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.108
Up to USD 100,000,000 Senior Reserve Base Lending Facility Agreement among FX Energy Poland Sp. z o.o., FX Energy, Inc., FX Energy Netherlands Partnership C.V., FX Energy Netherlands B.V., BNP Paribas (Suisse) SA and ING Bank N.V. dated July 3, 2013
This filing.

10.109	Intercreditor Deed among FX Energy Poland Sp. z o.o, BNP Paribas (Suisse) SA, ING Bank N.V., BNP Paribas SA, and the subordinated lenders dated July 3, 2013	This filing.

10.110
Deed of Pledge of Registered Shares among Frontier Exploration Company and FX Drilling Company, Inc., in their capacity of general partners of FX Energy Netherlands Partnership C.V.; BNP Paribas (Suisse) SA; and FX Energy Netherlands B.V., dated July 5, 2013
This filing.
_______________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: July 17, 2013	By:	/s/ Scott Duncan
Scott Duncan, Vice President

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